LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

LEGG MASON PARTNERS SMALL CAP GROWTH FUND
LEGG MASON PARTNERS SMALL CAP VALUE FUND

Sub-Item 77C

Registrant incorporates by reference
Registrant's Proxy Statement Pursuant to
Section 14a filed on October 19, 2006.
(Accession No. 0001193125-06-210895)